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                                                                  EXHIBIT 23.10

                             ACCOUNTANTS' CONSENT

The Shareholders and Board of Directors
Outdoor West, Inc. of Tennessee:

We consent to the use of our report dated August 22, 1996, related to the financial statements of Outdoor West, Inc. of Tennessee included herein, and to the reference to our firm under the heading "Experts" in this Registration Statement (No. 333-28489) and related Prospectus.

                                          Morrison and Smith
Tuscaloosa, Alabama

August 6, 1997